UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2016

HCSB FINANCIAL CORPORATION

(Exact Name of Registrant As Specified in Its Charter)

South Carolina

(State or Other Jurisdiction of Incorporation)

000-26995	57-1079444
(Commission File Number)	(I.R.S. Employer Identification No.)

3640 Ralph Ellis Blvd, Loris, South Carolina	29569
(Address of Principal Executive Offices)	(Zip Code)

(843) 756-6333

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On July 29, 2016, HCSB Financial Corporation (the “Company’) issued a press release announcing its financial results for the period ended June 30, 2016. A copy of the press release is attached hereto as Exhibit 99.1.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2016 Annual Meeting of Shareholders of the Company was held on July 28, 2016 at the Sheraton Myrtle Beach Convention Center Hotel at 2101 North Oak Street, Myrtle Beach, South Carolina 29577. Of the 363,314,783 shares of the Company’s common stock outstanding, at the Annual Meeting there were present in person or by proxy 297,377,364 shares of common stock, representing approximately 82% of the total outstanding eligible votes. The shareholders of the Company voted: (1) to approve an amendment to the Company’s Amended and Restated Bylaws to declassify the Board of Directors; (2) to elect six members to the Board of Directors; (3) to approve an amendment to the Company’s Articles of Incorporation to authorize a class of non-voting common stock; (4) to approve an amendment to the Company’s Articles of Incorporation to effect a 1-for-100 reverse stock split of the voting common stock and the non-voting common stock; (5) to approve the HCSB Financial Corporation 2016 Equity Incentive Plan; (6) to approve the compensation of the Company’s named executive officers as disclosed in the proxy statement (this was a non-binding, advisory vote) (“Say-on-Pay”); (7) to approve a non-binding resolution to determine whether shareholders should vote on Say-on-Pay proposals every one, two, or three years (this was a non-binding, advisory vote) (“Say-on-Frequency”); and (8) to ratify the appointment of our independent registered public accountants.

The voting results for each proposal voted on at the Annual Meeting are as follows:

1.	To approve an amendment to the Company’s Amended and Restated Bylaws to declassify the Board of Directors:

For	Against	Abstain	Broker Non-Votes
296,678,568	409,908	15,112	273,776

2.	To elect six members to the Board of Directors:

	For	Withheld
Michael S. Addy	297,027,571	76,017
Clay D. Brittain, III	297,031,388	72,200
Gerald R. Francis	297,030,684	72,904
Jan H. Hollar	297,030,684	72,904
James C. Nesbitt	297,031,152	72,436
John T. Pietrzak	297,027,672	75,916

Each of these directors will serve a one-year term, expiring at the 2017 Annual Meeting of Shareholders. The Company’s other continuing director, D. Singleton Bailey, was elected at the 2015 Annual Meeting of Shareholders to serve a three-year term, expiring at the 2018 Annual Meeting of Shareholders, and Mr. Bailey will not be up for re-election until the expiration of his current term at the 2018 Annual Meeting of Shareholders. Each of the Company’s directors also serves as a director of the Company’s wholly-owned bank subsidiary, Horry County State Bank (the “Bank”).

As disclosed in the Company’s 2016 proxy statement, the service of Mr. Francis and Mr. Nesbitt on the Company’s and the Bank’s Board of Directors was subject to the receipt of certain regulatory approvals. The Company and the Bank received the necessary regulatory approvals prior to the Annual Meeting, and therefore, Mr. Francis and Mr. Nesbitt joined the Boards of Directors immediately upon their election.

3.	To approve an amendment to the Company’s Articles of Incorporation to authorize a class of non-voting common stock:

For	Against	Abstain	Broker Non-Votes
296,639,341	447,005	17,242	273,776

4.	To approve an amendment to the Company’s Articles of Incorporation to effect a 1-for-100 reverse stock split of the voting common stock and the non-voting common stock:

For	Against	Abstain	Broker Non-Votes
297,166,062	182,135	29,167	273,776

5.	To approve the HCSB Financial Corporation 2016 Equity Incentive Plan:

For	Against	Abstain	Broker Non-Votes
266,550,440	420,594	30,132,554	273,776

6.	To approve the compensation of our named executive officers as disclosed in the accompanying proxy statement (this was a non-binding, advisory vote) (“Say-on-Pay”):

For	Against	Abstain	Broker Non-Votes
266,562,251	426,139	30,115,198	273,776

7.	To approve a non-binding resolution to determine whether shareholders should vote on Say-on-Pay proposals every one, two, or three years (“Say-on-Frequency”):

One Year	Two Years	Three Years	Abstain
285,473,512	10,080,607	1,539,480	9,989

On July 28, 2016, immediately following the Annual Meeting, the Board of Directors evaluated the advantages and disadvantages of each of the three alternative frequencies, and after taking into consideration the results of the shareholder vote on this matter, the Board of Directors determined that it is advisable and in the best interests of the Company and its shareholders to hold an advisory Say-on-Pay vote every year.

8.	To ratify the appointment of Elliott Davis Decosimo, LLC as the Company’s independent registered public accountants for 2016:

For	Against	Abstain
297,295,442	68,326	13,596

Item 9.01. Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit
Number	Description

99.1	Press Release dated July 29, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCSB FINANCIAL CORPORATION

Dated: July 29, 2016	By:	/s/ Jan H. Hollar
	Name:	Jan H. Hollar
	Title:	Chief Executive Officer